Exhibit 5.1

345 Park Avenue New York, NY 10154-1895	Direct 212.407.4000 Main 212.407.4000 Fax 212.407.4990

January 7, 2020

Titan Pharmaceuticals, Inc.
400 Oyster Point Blvd., Suite 505
South San Francisco, CA

Ladies and Gentlemen:

We have acted as counsel to Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 8,700,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”) pursuant to the Registration Statement on Form S-3 (File No. 333-230742) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated April 24, 2019 contained in the Registration Statement (the “Base Prospectus”); and the prospectus supplement dated January 7, 2020 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that: (i) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement and the Prospectus; and (ii) the Shares will be issued in compliance with applicable federal and state securities laws.

The opinions we express above are based upon a review only of those laws, statutes, rules, ordinances and regulations which, in our experience, a securities lawyer who is a member of the bar of the State of New York and practicing before the Commission exercising customary professional diligence would reasonably recognize as being applicable to the foregoing transactions. While certain members of this firm are admitted to practice in certain jurisdictions other than New York, in rendering the foregoing opinions we have not examined the laws and we do not express any opinion herein concerning any laws other than the internal laws of the State of New York and the Delaware General Corporation Law or consulted with members of this firm who are admitted in any other jurisdictions other than New York with respect to the laws of any other jurisdiction. Accordingly, the opinions we express herein are limited to matters involving the internal laws of the State of New York and the Delaware General Corporation law.

Titan Pharmaceuticals, Inc. Page 2

This opinion has been prepared solely for use in connection with the transmitting for filing of the Prospectus Supplement on the date of this letter and may be relied upon for no other purpose without our prior written consent.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issuance and sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under such Section.

Very truly yours, /s/ Loeb & Loeb LLP Loeb & Loeb LLP